Exhibit 10.1

BANK OF OKLAHOMA:

David G. Lamb
Bank of Oklahoma | Senior Vice President
(918) 588-8685 voice
(918) 295-0400 fax

August 21, 2009

Greg Forrest

Xeta Technologies, Inc.

1814 W. Tacoma

Broken Arrow, OK 74012

RE: Waiver of Section 8.1 Funded Debt to EBITDA Ratio and waiver of section 8.3 Debt Service Coverage Ratio of the Revolving Credit and Term Loan Agreement between Xeta Technologies, Inc. (the “Borrower”), and Bank of Oklahoma, N.A. (the “Bank”), dated October 1, 2003 and as subsequently amended with the First Amendment to Revolving Credit and Term Loan Agreement dated June 7, 2004, the Second Amendment to Revolving Credit and Term Loan Agreement dated September 30, 2005, the Third Amendment to Revolving Credit and Term Loan Agreement dated December 21, 2005, the Fourth Amendment to Revolving Credit and Term Loan Agreement dated September 28, 2006, the Fifth Amendment to Revolving Credit and Term Loan Agreement dated September 5, 2007 and the Sixth Amendment to Revolving Credit and Term Loan Agreement dated August 29, 2008 (collectively, the “Revolving Credit and Term Loan Agreement”).

Dear Greg:

Capitalized terms used in this letter that are not otherwise defined herein have the respective meanings assigned to them in the Revolving Credit and Term Loan Agreement. Section 8.1 requires the Borrowers to maintain a Funded Debt to EBITDA Ratio of no more than 3.5:1. Section 8.3 requires the Borrowers to maintain a Debt Service Coverage Ratio of at least 1.25:1. These ratios were not met for the four quarters ended 7/31/2009 due to impairment charges to goodwill and other assets.

Borrower has requested, and Bank agrees, to waive Borrower’s non-compliance with Sections 8.1 and 8.3 of the Revolving Credit and Term Loan Agreement as of the four quarters ended 7/31/2009, and any consequences of the same. This waiver applies only to Sections 8.1 and 8.3 of the Revolving Credit and Term Loan Agreement and for the referenced dates. The waiver set forth herein shall not extend to any existing or future Default or Event of Default and the Bank shall not be obligated to waive any term or condition of the Loan Agreement or any of the other Loan Documents in the future.

Sincerely,

/s/ David G. Lamb
David G. Lamb